UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 29, 2010
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-32883 (Commission File Number)	13-4088127 (IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee (Address of principal executive offices)	38002 (Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 30, 2010, Wright Medical Group, Inc. announced that its wholly-owned subsidiary, Wright Medical Technology, Inc. (Company), entered into a Deferred Prosecution Agreement (DPA) with the United States Attorney’s Office for the District of New Jersey (USAO) and a civil Settlement Agreement (CSA) with the United States. These agreements resolve the USAO’s investigation into the Company’s consulting arrangements with orthopaedic surgeons relating to its hip and knee products in the United States. A copy of the press release is furnished as Exhibit 99.
Under the DPA, the USAO agrees not to prosecute the Company in connection with the matter if the Company satisfies its obligations during the 12 month term of the DPA. Pursuant to the CSA, the Company will settle civil and administrative claims relating to the matter for a payment of $7,929,900, without any admission by the Company. In conjunction with the CSA, the Company also entered into a five (5) year Corporate Integrity Agreement (CIA) with the Office of the Inspector General of the United States Department of Health and Human Services. The Corporate Integrity Agreement acknowledges the existence of our corporate compliance program and provides for certain other compliance-related activities during the five-year term of the agreement.
Pursuant to the DPA, an independent monitor will review and evaluate the Company’s compliance with its obligations under the DPA.
Together, the agreements announced today resolve the investigation commenced by the USAO in December of 2007. The USAO specifically acknowledges in the DPA that it does not allege that the Company’s conduct adversely affected patient health or patient care.
The Company previously accrued approximately $8 million for an anticipated settlement of this investigation, and therefore, these agreements are not anticipated to materially impact the Company’s results of operations for the third quarter of 2010.
The foregoing description of the Settlement Agreement, the Corporate Integrity Agreement and the Deferred Prosecution Agreement is not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.
This current report contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause the Company’s actual results to materially differ from those described in the forward-looking statements. Such risks and uncertainties include the impact of the Company’s settlement of the federal investigation into the Company’s consulting arrangements with orthopaedic surgeons relating to its hip and knee products in the United States, including the Company’s compliance with the DPA through September 2011 and the CIA through September 2015, and those risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission (including those described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, under the heading, “Risk Factors” and the Company’s subsequently filed Securities and Exchange Act of 1934 reports). Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date of this report, and the Company undertakes no obligation to update such statements after this date.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement dated September 29, 2010, among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services, and Wright Medical Technology, Inc.

10.2	Corporate Integrity Agreement dated September 29, 2010, between Wright Medical Technology, Inc. and the Office of Inspector General of the Department of Health and Human Services

10.3	Deferred Prosecution Agreement dated September 29, 2010, between Wright Medical Technology, Inc. and the United States Attorney’s Office for the District of New Jersey

99	Press Release, dated September 30, 2010, issued by Wright Medical Group, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: September 30, 2010

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement dated September 29, 2010, among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services, and Wright Medical Technology, Inc.

10.2	Corporate Integrity Agreement dated September 29, 2010, between Wright Medical Technology, Inc. and the Office of Inspector General of the Department of Health and Human Services

10.3	Deferred Prosecution Agreement dated September 29, 2010, between Wright Medical Technology, Inc. and the United States Attorney’s Office for the District of New Jersey

99	Press Release, dated September 30, 2010, issued by Wright Medical Group, Inc.